                                                                    EXHIBIT 10.3


                               PURCHASE AGREEMENT


                              Dated: June 27, 1996



                                    BETWEEN


                        CENTENNIAL COMMUNICATIONS CORP.


                                      and


                            CENTENNIAL FUND IV, L.P.

                             TELECOM PARTNERS, L.P.

                           CENTENNIAL HOLDINGS, INC.

                            TRAILHEAD VENTURES, L.P.

                             BOULDER VENTURES, L.P.

                                GC&H INVESTMENTS

                                 MGVF II, LTD.

                                  BILL ELSNER

                                ROBERT MCKENZIE

                                 JEFF E. RHODES

                               TABLE OF CONTENTS


1. Authorization and Closing.
  --------------------------

 A. Authorization of the Preferred Stock..............................  1

 B. Purchase and Sale of the Preferred Stock..........................  1

 C. The Closing.......................................................  1

 D. Subsequent Closings...............................................  1

2. Conditions of Each Purchaser's Obligations at the Closing..........  2
   ----------------------------------------------------------

 A. Representations and Warranties....................................  2

 B. Certificate of Designation........................................  2

 C. Registration Agreement............................................  2

 D. Stockholders Agreement............................................  2

 E. Amended and Restated Stockholders Agreement.......................  2

 F. Sale of Preferred Stock to Each Purchaser.........................  3

 G. Blue Sky Clearances...............................................  3

 H. Disqualified Persons..............................................  3

 I. Opinion of the Company's Counsel..................................  3

 J. Closing Documents.................................................  3

 K. Proceedings.......................................................  4

 L. Waiver............................................................  4

 M. Expenses..........................................................  4

3. Covenants..........................................................  4
  ----------

 A. Financial Statements and Other Information........................  4

 B. Inspection of Property...........................................  7

 C. Attendance at Board Meetings.....................................  7

 D. Designation of Directors.........................................  8

 E. Restrictions.....................................................  8

 F. Affirmative Covenants............................................ 10

 G. Compliance with Agreements....................................... 11

 H. Current Public Information....................................... 11

 I. Reservation of Common Stock...................................... 11

 J. Enforcement of Other Agreements.................................. 11

 K. Proprietary Rights............................................... 12

 L. Limited First Refusal Rights..................................... 12

 M. Qualified Small Business......................................... 13

 N. Unrelated Taxable Income......................................... 13

 O. Investments in United States Real Property Interests............. 13

4. Transfer of Restricted Securities................................. 13
  ----------------------------------

5. Representations and Warranties of the Company..................... 14
  ----------------------------------------------

 A. Organization and Corporate Power................................. 14

 B. Capital Stock and Related Matters................................ 14

 C. Subsidiaries; Investments........................................ 15

 D. Authorization; No Breach......................................... 16

 E. Financial Statements............................................. 16

 F. Absence of Undisclosed Liabilities............................... 17

 G. No Material Adverse Change....................................... 17

 H. Absence of Certain Developments.................................. 17

 I. Assets............................................................ 18

 J. Tax Matters....................................................... 19

 K. Contracts and Commitments......................................... 19

 L. Proprietary Rights................................................ 21

 M. Litigation, etc................................................... 21

 N. Brokers........................................................... 22

 O. Governmental Consent, etc......................................... 22

 P. Insurance......................................................... 22

 Q. Employees and ERISA............................................... 22

 R. Compliance with Laws.............................................. 23

 S. Affiliated Transactions........................................... 23

 T. Disclosure........................................................ 23

 U. Closing Date...................................................... 24

6.Definitions......................................................... 24
  -----------

7. Miscellaneous...................................................... 26
  --------------

 A. Expenses.......................................................... 26

 B. Remedies.......................................................... 26

 C. Purchaser's Investment Representations............................ 27

 D. Treatment of the Preferred Stock.................................. 28

 E. Consent to Amendments............................................. 28

 F. Survival of Representations and Warranties........................ 28

 G. Successors and Assigns............................................ 28

 H. Capital and Surplus; Special Reserves............................. 28

 I. Severability...................................................... 29

 J. Counterparts..................................................... 29

 K. Descriptive Headings; Interpretation............................. 29

 L. Governing Law.................................................... 29

 M. Notices.......................................................... 29

 N. Understanding Among the Purchasers............................... 30

                               PURCHASE AGREEMENT

     THIS AGREEMENT is made as of June 27, between Centennial Communications Corp., a Delaware corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

     The parties hereto agree as follows:

     1. Authorization and Closing.
        -------------------------

        A. Authorization of the Preferred Stock.   The Company shall authorize
the issuance and sale to the Purchasers of 345 shares of its Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the rights and preferences set forth in Exhibit A attached hereto. The Preferred Stock is
                         ---------
convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

        B. Purchase and Sale of the Preferred Stock. At each Closing (as defined below) the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $25,000 per share. The sale of Preferred Stock to each Purchaser shall constitute a separate sale hereunder.

        C. The Closing.   Any closing of the separate purchase and sales of the
Preferred Stock shall take place at such place and on such date as may be mutually agreeable to the Company and each Purchaser making a purchase of Preferred Stock. The initial closing (the "Initial Closing") shall take place at the officer of Holland & Hart LLP at 9:00 a.m. on June 27, 1996 or at such other place and on such other date as may be mutually agreeable to the Company and each Purchaser. Additional purchases may be made at a subsequent closing (the "Subsequent Closing," whether there are one or more such closings). (The Initial Closing and each Subsequent Closing are referred to as a "Closing.") At each Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominees name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to an account to be designated by the Company.

        D. Subsequent Closings.   At any time or times after the Initial
Closing until July 31, 1996, the Company may sell additional shares of Preferred Stock to additional purchasers (the "Additional Purchasers") on the same terms and conditions as such Preferred Stock is being sold to the Purchasers. If such additional sales are made,

(i) a Supplementary Schedule of Purchasers listing the Additional Purchasers and the number of shares of Preferred Stock being purchased by each will be prepared and (ii) the Additional Purchasers will sign counterpart signature pages to this Agreement, the Registration Agreement (as defined below) and the Stockholders Agreement (as defined below). The parties to this Agreement also agree to execute such documents and take all other actions necessary to permit the Additional Purchasers to become parties to this Agreement, the Registration Agreement and the Stockholders Agreement. At any Subsequent Closing the Company will deliver to the Additional Purchasers copies of all documents delivered at the Initial Closing.

        2. Conditions of Each Purchaser's Obligations at the Closing.  The
           ---------------------------------------------------------
obligation of each Purchaser to purchase and pay for the Preferred Stock at each Closing is subject to the satisfaction as of the Closing of the following conditions:

        A. Representations and Warranties. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

        B. Certificate of Designation. The Company shall have duly adopted, executed and filed with the Secretary of State of Delaware an amended and restated Certificate of Incorporation containing a Certificate of Designation of Rights and Preferences (the "Certificate of Designation") establishing the terms and the relative rights and preferences of the Preferred Stock in the form set forth in Exhibit A hereto (the "Certificate of Incorporation"), and the Company
         ---------
shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Incorporation shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been amended or modified.

        C. Registration Agreement.  The Company, the  Purchasers and the
holders of the Common Stock shall have entered into a registration agreement in form and substance as set forth in Exhibit B attached hereto (the "Registration
                                   ---------
Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

        D. Stockholders Agreement. The Company, the Purchasers and each major holder of Common Stock shall have entered into a stockholders agreement in form and substance set forth in Exhibit C attached hereto (the "Stockholders
                           ---------
Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

        E. Amended and Restated Stockholders Agreement. The Company and the existing holders of Common Stock shall have entered into an Amended and Restated Original Stockholders Agreement in form and substance set forth in Exhibit D attached hereto (the "Initial Stockholders Agreement") and the Initial Stockholders Agreement shall be in full force and effect as of the Closing.

        F. Sale of Preferred Stock to Each Purchaser. The Company shall have sold to each Purchaser the Preferred Stock to be purchased by it hereunder at the Closing and shall have received payment therefor in full of at least $5,000,000 in the aggregate at each Closing.

        G. Blue Sky Clearances. The Company shall have made all filings under applicable state securities laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such laws.

        H. Disqualified Persons. The Company shall have provided Centennial Fund IV, L.P. ("Centennial") a certification of the direct and indirect holdings of securities of the Company by certain persons designated by Centennial as required by Centennial's governing documents.

        I. Opinion of the Company's Counsel. Each Purchaser shall have received from Cooley Godward Castro Huddleson & Tatum, counsel for the Company, an opinion with respect to the matters set forth in Exhibit E attached hereto,
                                                    ---------
which shall be addressed to each Purchaser, dated the date of the Initial Closing and in form and substance reasonably satisfactory to each Purchaser.

        J. Closing Documents. The Company shall have delivered to each Purchaser all of the following documents:

           (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2.A through 2.H., inclusive, have been fully satisfied;

           (ii) certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the filing of the amendment to the Certificate of Incorporation referred to in paragraph 2.B., the issuance and sale of the Preferred Stock, the reservation of a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding shares of the Preferred Stock and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the amendment to the Certificate of Incorporation referred to in paragraph 2.B.;

           (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing;

           (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky filings and waivers of all preemptive rights and rights of first refusal);

        K. Proceedings. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

        L. Waiver. Any condition specified in this Section 2 may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by each Purchaser.

        M. Expenses. The Company shall have reimbursed the Purchasers for the fees and expenses of their special counsel as provided in paragraph 8.A. hereof.

        3. Covenants.
           ---------

           A. Financial Statements and Other Information . The Company shall deliver to each Purchaser (so long as such Purchaser holds any Preferred Stock or any Underlying Common Stock) and to each holder of at least 10% of the Underlying Common Stock:

           (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the exclusion of footnote disclosure and normal year-end audit adjustments;

           (ii) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the exclusion of footnote disclosure and normal year-end audit adjustments;

           (iii) within 90 days after the end of each fiscal year, consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiaries in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiaries is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiaries exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

           (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

           (v) at least 30 days (but not more than 90 days) prior to the beginning of each fiscal year, (a) an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), (b) a five year strategic plan for the subsequent five fiscal years of the Company, and promptly upon preparation thereof any other significant budgets or plans prepared by the Company and any revisions of such annual or other budgets or five year strategic plan or other plans, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

           (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiaries (including the filing of any material litigation against the Company or any Subsidiaries or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

           (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

           (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3.A. may reasonably request.

Each of the financial statements referred to in subparagraph (i), (ii) and (iii) shall fairly present the financial condition and results of operation as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

     Notwithstanding the foregoing, the provisions of this paragraph 3.A. shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this paragraph 3.A. all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as any Preferred Stock remains outstanding, the Company shall continue to deliver to each Purchaser (so long as such Purchaser holds any Preferred Stock) and to each holder of at least 10% of the outstanding Preferred Stock the information specified in subparagraphs 3.A.(iii), 3.A.(iv)(b) and 3.A.(vii).

     Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under paragraph 3.A., 3.B. or 3.C. shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Person (i) may, to the extent required by law, disclose such information in connection with the sale or transfer of any Preferred Stock or Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof, and
(ii) may disclose such information to any partner, subsidiary or parent of such Person for the purpose of evaluating its investment in the Company so long as such partner, subsidiary or parent is advised of the confidential nature of the information.

     If a Purchaser is requested to disclose any of the confidential information, and that Purchaser is advised by counsel that it must disclose such information or else stand liable for contempt or other penalty or censure, that Purchaser will promptly notify the Company of such request so that the Company may seek a protective order or other appropriate remedy. Each Purchaser agrees to cooperate with the Company, at the Company's expense, in its efforts to obtain such remedies, but this provision will not be construed to require a Purchaser to undertake litigation or other legal proceedings. If such protective order or other remedy is not promptly obtained, such information as, pursuant to the advice of counsel, is required to be disclosed may be disclosed.

     For purposes of paragraphs 3.A., 3.B. and 3.C. hereof, the term "Purchaser" shall include any partner of a Purchaser who received shares of Preferred Stock or Underlying Common Stock pursuant to a distribution from or a liquidation of such Purchaser.

     For purposes of this Agreement and the Registration Agreement, all holdings of Preferred Stock and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and Registration Agreement. "Affiliate" shall have the meaning set forth in Section 6 hereof and for purposes of meeting such threshold tests shall include Persons which have received distributions of securities from a partnership holding such securities.

        B. Inspection of Property. The Company shall permit any representatives designated by any Purchaser (so long as such Purchaser holds any Underlying Common Stock) or any holder of at least 10% of the Underlying Common Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided, however, the Company shall not be obligated under this Section 3.B with respect to a competitor of the Company or with respect to information which the board of directors determines in good faith is confidential and should not, therefore, be disclosed. The presentation of an executed copy of this Agreement by any Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

        C. Attendance at Board Meetings. The Company shall give each Purchaser (so long as such Purchaser holds any Underlying Common Stock) and each holder of at least 10% of the Underlying Common Stock written notice of each meeting of its board of directors and each committee thereof at the same time and in the same manner as notice is given to the directors (which notice shall be confirmed in writing to each such Person) and the Company shall permit a representative of each such Person to attend as an observer all meetings of its board of directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, each such Person's representative shall be given the opportunity to listen to such telephonic meetings; and provided further that the Company have the right to exclude the representatives from the entire meeting or portion thereof if attendance by the representative at such meeting or portion thereof or dissemination of such information would, in the reasonable determination of the board of directors materially compromise or adversely affect the attorney-client privilege or result in a conflict of interest situation. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to each such Person prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

        D. Designation of Directors. The holders of the Preferred Stock shall have the right to select representatives to be elected to the Company's board of directors, as set forth in the Stockholders Agreement. The Company shall use its best efforts to cause such representatives to be elected to the board of directors.

        E. Restrictions. So long as any of the Preferred Stock remains outstanding, the Company shall not, without the consent of the holders of a majority of the Preferred Stock:

           (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities other than the Preferred Stock pursuant to the terms of the Certificate of Incorporation, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

           (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiaries to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than the Preferred Stock pursuant to terms of the Certificate of Incorporation and except for repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors.

           (iii) except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features, (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or (c) any additional shares of Preferred Stock;

           (iv) merge or consolidate with any Person or, permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

           (v) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 50% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business) or sell or permanently dispose of any of its or any Subsidiary's Proprietary Rights;

           (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation) any reorganization into partnership form); provided that any reorganization in partnership form shall require the consent of the holders of at least 75% of the Underlying Common Stock;

           (vii) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than wireless communications and ancillary activities;

           (viii) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Certificate of Incorporation or the Company's bylaws (including, without limitation, provisions relating to payment of dividends on and making redemptions of the Preferred Stock and conversions of the Preferred Stock);

           (ix) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation or the Company's bylaws, or file any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would increase the number of authorized shares of the Preferred Stock or adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Stock or the Underlying Common Stock under this Agreement, the Certificate of Incorporation, the Company's bylaws or the Registration Agreement;

           (x)    change the authorized size of its board of directors;

           (xi) increase the number of shares of Common Stock issuable pursuant to stock option plans or stock ownership plans above 15% of the number of shares of Common Stock outstanding on or before July 31, 1996 (as such number is proportionately adjusted for stock splits, combinations and dividends affecting the Common Stock and including all such employee stock options, other purchase rights and conversion rights outstanding on or before July 31, 1996) (the "Authorized Management Stock"), otherwise amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing (the "Stock Option Agreements"), adopt any new stock option plan or employee stock ownership plan or issue any shares of Common

Stock to its or its Subsidiaries' employees other than pursuant to the Company's existing stock option and employee stock ownership plans;

           (xii) use the proceeds from the sale of the Preferred Stock other than for wireless communication activities or such other activities as may be approved by the board of directors.

        F. Affirmative Covenants. So long as any Preferred Stock remains outstanding, the Company shall, and shall cause each Subsidiary to (unless waived by the holders of a majority of the Preferred Stock):

           (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

           (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary and desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

           (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

           (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

           (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

           (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

           (vii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

           (viii) enter into and maintain nondisclosure and noncompete agreements with its key employees in the form approved by the board of directors.

        G. Compliance with Agreements.  The Company shall perform and observe
(i) all of its obligations to each holder of the Preferred Stock and all of its obligations to each holder of the Underlying Common Stock set forth in the Certificate of Incorporation and the Company's bylaws, and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

        H. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to
(i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulations hereunder adopted by the Securities and Exchange Commission, or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

        I. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable laws or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

        J. Enforcement of Other Agreements. The Company shall enforce the provisions of the Stock Option Agreements.

        K. Proprietary Rights. The Company shall, and cause each Subsidiary to, possess and maintain all material Proprietary Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company and each Subsidiary in the conduct of their respective businesses. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such Proprietary Rights or which would infringe upon any rights of other Persons.

        L. Limited First Refusal Rights.

           (i) Except for the issuance of Common Stock (a) to the Company's employees as contemplated by paragraph 3.D.(xi) hereof, (b) upon the conversion of the Preferred Stock, (c) in connection with issuance to non-Affiliates of the Company for consideration other than cash, (d) pursuant to a public offering registered under the Securities Act or (e) in connection with the acquisition of another business entity by the Company, (f) in connection with any stock split, stock dividend, or recapitalization or (g) to a lender or equipment lessor in connection with any loan or lease financing transaction, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each of the holders of Underlying Common Stock its "pro rata portion" of 50% of such stock or securities. A holder's "pro rata portion" shall equal the quotient determined by dividing (1) the number of shares of Common Stock and Underlying Common Stock held by each such holder by the (2) sum of the total number of shares of Underlying Common Stock and Common Stock held by all holders of Underlying Common Stock. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

           (ii) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

           (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holder of

Underlying Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this paragraph.

           (iv) The rights under this paragraph shall terminate upon the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to an offering of Common Stock with an aggregate selling price of at least $20,000,000 and a price per share of at least 400% of the conversion price as defined in the Certificate of Incorporation in effect on the Closing (as adjusted for stock splits, reverse stock splits, and similar recapitalizations); provided that if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this paragraph shall remain in effect.

        M. Qualified Small Business. The Company qualifies as a "Qualified Small Business" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") and covenants that, so long as any of the Shares of Underlying Common Stock are held by a Purchaser in whose hands shares of Underlying Common Stock are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code, it will use its best efforts to cause the shares of Underlying Common Stock to qualify as Qualified Small Business Stock.

        N. Unrelated Taxable Income. Any gross income derived by the Purchasers from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income.

        O. Investments in United States Real Property Interests. The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code. The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) since the date of its incorporation. The Company shall use its best efforts to ensure that it does not at any time in the future become a United States real property holding corporation. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Purchaser of such status.

        4. Transfer of Restricted Securities.
           ---------------------------------

           (i) Restricted Securities are transferable pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

           (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 4(i)(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the securities Act legend set forth in paragraph 7.C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7.C.

        5. Representations and Warranties of the Company.  As a material
           ---------------------------------------------
inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock, the Company hereby represents and warrants that:

        A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

        B. Capital Stock and Related Matters.

           (i) As of the Initial Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 1,000 shares of preferred stock, of which 1,000 shares shall be designated as Preferred Stock (all of which shall be issued and outstanding) and (b) 1,150 shares of Common Stock, of which 350 shares shall be issued and outstanding and 600 shares shall be reserved for issuance upon conversion of the Preferred Stock. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, except for the Preferred Stock and except as set forth on the attached "Capitalization Schedule." The Capitalization Schedule accurately sets forth the following with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Certificate of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

           (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Initial Stockholders Agreement, and the stock option agreements set forth on the Capitalization Schedule.

        C. Subsidiaries; Investments. The attached "Subsidiary Schedule" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of each Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any lien, charge or encumbrance. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

        D. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party and the filing of the amendment and restatement of the Certificate of Incorporation have been duly authorized by the Company. This Agreement, the Registration Agreement, the amended and restated Certificate of Incorporation (containing the Certificate of Designation) and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Registration Agreement, and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock hereunder, the issuance of the Common Stock upon conversion of the Preferred Stock, the filing of the amendment and restatement of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligations under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the amended and restated Certificate of Incorporation or the bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or the charter or bylaws or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries is subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

        E. Financial Statements. Attached hereto as the "Financial Statements Schedule" are the following financial statements:

           (i) the unaudited balance sheets of the Company as of December 31, 1995, for the twelve-month period then ended; and

           (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of May 31, 1996 (the "Latest Balance Sheet) for the five-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) fairly presents the financial condition and results of operations at the dates and for the periods indicated, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company).

        F. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, wither or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) (iii) other liabilities and obligations (including liabilities and obligations under executory contracts) expressly disclosed in the other Schedules to this Agreement and (iv) liabilities under executory contracts not required to be disclosed on the Contracts Schedule.

        G. No Material Adverse Change. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

        H. Absence of Certain Developments.

           (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Development Schedule," since the date of the Latest Balance Sheet, neither the Company has not:

                 (a) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

                 (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                 (c) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

                 (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

                 (e) mortgaged or pledged any of its properties or assets or subjected them to any material lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

                 (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any material debts or claims;

                 (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

                 (h) suffered any extraordinary losses or waived any right of material value, whether or not in the ordinary course of business or consistent with past practice;

                 (i) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

                 (j) entered into any other material transaction, whether or not in the ordinary course of business;

                 (k) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $250,000 in the aggregate;

                 (l)  made any charitable contributions or pledges;

                 (m) suffered any damage, destruction or casualty loss exceeding in the aggregate $250,000, whether or not covered by insurance; or

                 (n) made any Investment in or taken steps to incorporate any Subsidiary.

           (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

       I. Assets. Except as set forth on the "Assets Schedule," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for liens disclosed on the Latest Balance Sheet (including any notes thereto) and liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all materials respects and are fit for use in the ordinary course of business.

        J. Tax Matters. Except as set forth in the attached "Taxes Schedule": the Company and each Subsidiary have filed all tax returns which they are required to file; all such returns are true and correct in all material respects; the Company and each Subsidiary have in all material respects paid all taxes owed by them and withheld and paid over all taxes which they are obligated to withhold from amounts owing to any employee, creditor or third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; the federal income tax returns of the Company and its Subsidiaries have not been audited; and there are no pending questions or claims concerning the Company's or any Subsidiary's tax liability.

        K. Contracts and Commitments.

           (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule," as of the Closing, neither the Company nor any Subsidiary is a party to any written or oral:

               (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

               (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or affiliates;

               (c) contract under which the Company or a Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

               (d) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company and its Subsidiaries;

               (e) guarantee of any obligation;

               (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

               (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

               (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $150,000;

               (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any patent, trademark, trade name, copyright, know-how, trade secret or confidential information;

               (j) warranty agreement with respect to its services rendered or its products sold or leased;

               (k) agreements under which it has granted any Person any registration rights (including piggyback rights);

               (l) contract, agreement or other arrangement with any officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee except employment agreements terminable at will;

               (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; and

               (n) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $150,000 annually.

           (ii) The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract or commitment to which it is a party; and neither the Company nor any Subsidiary is a party to any materially adverse contract or commitment.

           (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written contracts and an accurate description of the oral contracts which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

        L. Proprietary Rights. The attached "Proprietary Rights Schedule" contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company or any Subsidiary, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company or any Subsidiary, (iii) all unregistered trade names and corporate names owned or used by the Company and its Subsidiaries and
(iv) all unregistered trademarks, service marks and copyrights and computer software which are material to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Proprietary Rights Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Proprietary rights. The Company or one of its Subsidiaries owns or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. The loss or expiration of any Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all necessary actions to maintain and protect the Proprietary Rights which they own and use. To the best of the Company's knowledge, the owners of any Proprietary Rights licensed to the Company or any Subsidiary have taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the Proprietary Rights Schedule, (i) the Company and its Subsidiaries own all right, title, and interest in and to all of the Proprietary Rights listed on such schedule and all other Proprietary Rights material to the operation of the businesses of the Company and its Subsidiaries,
(ii) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such rights, and, to the best of the Company's knowledge, there are no grounds for the same, (iii) neither the Company nor any Subsidiary has received a notice of conflict with the asserted rights of others, and (iv) the conduct of the Company's and each Subsidiary's business has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and, to the best of the Company's knowledge, the Proprietary Rights owned by the Company or any Subsidiary have not been infringed or misappropriated by other Persons.

        M. Litigation, etc. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitations, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiry as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency. Neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

        N. Brokers. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

        O. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

        P. Insurance. The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business.

        Q. Employees and ERISA.

           (i) The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it or any Subsidiary has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances).

           (ii) Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

           (iii) Neither the Company nor any Subsidiary presently maintains or contributes to, or ever has maintained or contributed to, any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security act of 1974, as amended ("ERISA"), with respect to which the Company is required to file Internal Revenue Service ("IRS") Form 5500, and neither the
Company nor any    Subsidiary presently contributes to or ever has contributed to any "multiemployer plan," as such term is defined in Section 3 of ERISA.

           (iv) Attached as F is a copy of the Company's 1996 Stock Option Plan, and forms of Notice of Exercise and Early Exercise Stock Purchase Agreement (the "Stock Option Agreements"). The Stock Option Agreements contain vesting provisions and give the Company a repurchase right and a right of first refusal to purchase shares of an optionee's Common Stock on the terms set forth therein. The repurchase right and right of first refusal can be assigned to the Investors.

        R. Compliance with Laws. Neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor the Subsidiary is subject to any clean up liability, or has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

        S. Affiliated Transactions. Except as set forth on the attached "Affiliated Transactions Schedule," no officer, director or stockholder of the Company or any Subsidiary or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

        T. Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

      U. Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

      6. Definitions.  For purposes of this Agreement, the following terms
         -----------
have the meanings set forth below:

     "Affiliate" of any particular person or entity means any other person or
      ---------
entity controlling, controlled by or under common control with such particular person or entity.

     "Indebtedness" means all indebtedness for borrowed money (including
      ------------
purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

     "Investment" as applied to any Person means (i) any direct or indirect
      ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

     "Officer's Certificate" means a certificate signed by the Company's
      ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Proprietary Rights" means all (i) patents, patent applications, patent
      ------------------
disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Restricted Securities" means (i) the Preferred Stock issued hereunder,
      ---------------------
(ii) the Common Stock issued upon conversion of Preferred Stock and (iii) any securities issued with respect to the securities referred to in clauses (i),
(ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7.C. have been delivered by the Company in accordance with paragraph 4.(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to like tenor not bearing a Securities Act legend of the character set forth in paragraph 7.C.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal law then in force.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended, or any similar federal law the in force.

     "Securities and Exchange Commission" includes any governmental body or
      ----------------------------------
agency succeeding to the functions thereof.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     "Underlying Common Stock" means (i) the Common Stock issued or issuable
      -----------------------
upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

        7. Miscellaneous.
           -------------

        A. Expenses. The Company agrees to pay, and hold each Purchaser and all holders of Preferred Stock and Underlying Common Stock harmless against liability for the payment of, (i) the fees (not to exceed $20,000, provided that no material unforeseen issues or conditions arise) and expenses of Holland & Hart, special counsel to the Investors, arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Certificate of Incorporation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of Preferred Stock, (iv) the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, and (v) the reasonable fees and expenses incurred at the request of the Company by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

        B. Remedies.

           (i) Each holder of Preferred Stock and Underlying Common Stock shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

           (ii) The Company agrees to indemnify and hold the Purchaser harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which such Purchasers may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement, the Certificate of Incorporation or the other agreements contemplated hereby.

        C. Purchaser's Investment Representations. Each Purchaser, as to itself only, hereby represents that:

           (i) it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act;

           (ii) it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on _____________, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented to the conditions specified in the Purchase Agreement, dated as of _____________, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

           (iii) it understands that it must bear the economic risk of the investment in the Restricted Securities for an indefinite period of time because the Restricted Securities have not been registered under the Securities Act and applicable state securities laws and therefore cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available; and

           (iv) the execution, delivery and performance by such Purchaser of this Agreement and all other agreements to which such Purchaser is a party have been duly authorized by such Purchaser and each constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms.

        D. Treatment of the Preferred Stock. The Company covenants and agrees that so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock (i) it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports.

        E. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding Preferred Stock; provided that if there is no Preferred Stock outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Preferred Stock or Underlying Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock, or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Preferred Stock or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder of Preferred Stock or Underlying Common Stock granting its consent hereunder equivalent consideration computed on a pro rata basis.

        F. Survival of Representations and Warranties.   All representations
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

        G. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Preferred Stock or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock or such Underlying Common Stock.

        H. Capital and Surplus; Special Reserves. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Stock issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the holders of a majority of the outstanding Preferred Stock.

        I. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        J. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

        K. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

        L. Governing Law. The corporate laws of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of Colorado.

        M. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address listed below:

               Centennial Communications Corp.
               1999 Broadway, Suite 2100
               Denver, CO  80202
               Attention:  President

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        N. Understanding Among the Purchasers . The determination of each Purchaser to purchase the Preferred Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each of the other Purchasers that Centennial has not acted as an agent of such Purchaser in connection with making its investment hereunder and that Centennial shall not be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.
                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                          CENTENNIAL COMMUNICATIONS CORP.

                                          By:  /s/ Jeff E. Rhodes
                                             -----------------------------------
                                          Title:________________________________

CENTENNIAL FUND IV, L.P.                  TELECOM PARTNERS, L.P.

By:  Centennial Holdings, IV, L.P.        By: /s/ Stephen W. Schovee
Its:  General Partner                        -----------------------------------
                                          Title:  Managing Member of the General
                                                    Partner

By:  /s/ Stephen C. Halstedt
   -----------------------------------
Title:  General Partner


TRAILHEAD VENTURES, L.P.                  BOULDER VENTURES, L.P.

By:  Wind River Partners                  By:  /s/ Kyle Lefkoff
                                             -----------------------------------
                                          Title:  Partner
                                                --------------------------------
By:  /s/ William D. Stanfill
   -----------------------------------
Title:  General Partner


GC&H INVESTMENTS

By:  /s/ John L. Cardoza                  /s/ Bill Elsner
   -----------------------------------    --------------------------------------
Title:                                    Bill Elsner


/s/ Robert McKenzie
--------------------------------------    --------------------------------------
Robert McKenzie                           Mark Geller


                                          /s/ Jeff E. Rhodes
                                          --------------------------------------
                                          Jeff E. Rhodes

                                          CENTENNIAL HOLDINGS, INC.

                                          By /s/ Stacey S. McKittrick
                                            ------------------------------------
                                          Name:  Stacey S. McKittrick
                                          Title: Vice President, Legal Admin.

                                          MGVF II, Ltd.

                                          By:  [illegible signature]
                                             -----------------------------------
                                          General Partner

                             SCHEDULE OF PURCHASERS

Name and Address                            No. Of Shares of           Total Purchase Price
                                            Preferred Stock            for Preferred Stock
-------------------------------------------------------------------------------------------
Telecom Partners, L.P.                              30                    $  750,000
1999 Broadway, Suite 2100
Denver, Colorado 80202

Centennial Fund IV, L.P.                           175                     4,375,000
1999 Broadway, Suite 2100
Denver, Colorado  80202

Centennial Holdings, Inc.                           14                       350,000
1999 Broadway, Suite 2100
Denver, CO 80202

Jeff E. Rhodes                                       4                       100,000
1999 Broadway, Suite 2100
Denver, CO  80202

Robert McKenzie                                      2                        50,000
60 Kearney Street
Denver, Colorado  80220

William Elsner                                       4                       100,000
83 Glenmoor Place
Englewood, Colorado  80110

Trailhead Ventures, L.P.                            80                     2,000,000
730 17th Street, Suite 690
Denver, CO  80202

MGVF II, Ltd.                                       20                       500,000
1200 Smith St., Suite 3400
Houston, TX 77002

Boulder Ventures                                    14                       350,000
Suite 301
1634 Walnut Street
Boulder, Colorado  80202

                            Schedule of Purchasers

Name and Address                            No. Of Shares of           Total Purchase Price
                                            Preferred Stock            for Preferred Stock
-------------------------------------------------------------------------------------------

GC&H Investments                                     2                        50,000
Maritime Plaza
20th Floor
San Francisco, CA 94111
TOTAL:                                             345                    $8,625,000
                                                   ---                    ----------

                            Schedule of Purchasers

                                LIST OF EXHIBITS


Exhibit A  Certificate of Incorporation
Exhibit B  Registration Agreement
Exhibit C  Stockholders Agreement
Exhibit D  Initial Stockholder Agreement
Exhibit E  Opinion of Counsel
Exhibit F  Stock Option Agreements

                               List of Exhibits

                               ATTORNEYS AT LAW       San Francisco, CA
                                                      415 693-2000

                               2595 Canyon Boulevard  Palo Alto, CA
                               Suite 250              415 843-5000
                               Boulder, CO
                               80302-6737             Menlo Park, CA
                               MAIN:  303 546-4000    415 843-5000
                               FAX:  303 546-4099
                                                      San Diego, CA
                                                      619 550-6000
                                                      Denver, CO
                                                      303 606-4800

                               WEB http://www.cooley.com

                               JAMES C. T. LINFIELD
                               Direct: (303) 546-4010
                               Internet: linfieldjct@cooley.com

July 3, 1996

To the Purchasers
of Series A Preferred Stock
of Centennial Communications Corp.
listed on Schedule A hereto

Ladies and Gentlemen:

We have acted as counsel for Centennial Communications Corp., a Delaware corporation (the "Company"), in connection with the issuance and sale of 82 shares of the Company's Series A Preferred Stock (the "Shares") to you under the Series A Preferred Stock Purchase Agreement dated as of June 27, 1996 (the "Agreement"). We are rendering this opinion pursuant to Section 2.I of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters (but not legal conclusions) contained in and made pursuant to the Agreement, the Registration Agreement and the Stockholders Agreement by and among the various parties, and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement, the Registration Agreement and the Stockholders Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and

To the Purchasers of Series A Preferred
July 3, 1996
Page Two

deliver; that you have received all documents you were to receive under the Agreement; that the Agreement, the Registration Agreement and the Stockholders Agreement are obligations binding upon you; and that there are no extrinsic agreements or understandings among the parties to the Agreement, the Registration Agreement and the Stockholders Agreement that would modify or interpret the terms of the Agreement, the Registration Agreement or the Stockholders Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of Colorado and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 5 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 6 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(i) inquiries of officers of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound, and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own its property and assets and to conduct its business, is qualified to do business in the State of Colorado, and to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

To the Purchasers of Series A Preferred
July 3, 1996
Page Three

3. The Agreement, the Registration Agreement and the Stockholders Agreement have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity under
Section 6 of the Registration Agreement may be limited by applicable laws and public policy and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Restated Certificate of Incorporation (the "Restated Certificate") has been duly and validly authorized, executed and filed with the Delaware Secretary of State and does not violate or conflict with the provisions of the General Corporation Law of the State of Delaware.

5. The Company's authorized capital stock consists of (a) one thousand one hundred and fifty (1,150) shares of Common Stock, of which three hundred fifty
(350) shares are issued and outstanding and (b) one thousand (1,000) shares of Preferred Stock, all of which shares have been designated Series A Preferred Stock, two hundred sixty-three (263) of which were issued and outstanding prior to the Closing. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series A Preferred Stock are as stated in the Restated Certificate. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance, and upon conversion of the Shares in accordance with the Restated Certificate, will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, except as disclosed in the Agreement or the Disclosure Schedules thereto, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than (i) the conversion privileges of the Series A Preferred Stock and (ii) rights created in connection with the transactions contemplated by the Agreement, the Registration Agreement and the Stockholders Agreement.

To the Purchasers of Series A Preferred
July 3, 1996
Page Four

6. The execution and delivery of the Agreement, the Registration Agreement and the Stockholders Agreement by the Company and the offer and sale of the Shares pursuant thereto do not violate any provision of the Company's Restated Certificate or Bylaws, and do not constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the default, violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

7. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreement, the Registration Agreement and the Stockholders Agreement or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

8. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained.

9. Based in part upon the representations of the Purchasers contained in the Agreement, the offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933 and the qualification or registration requirements of the Colorado Securities Act, each as amended to date.

To the Purchasers of Series A Preferred
July 3, 1996
Page Five

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD CASTRO

HUDDLESON & TATUM


By _________________________
     James C.T. Linfield

               [LETTERHEAD OF JAMES C. T. LINFIELD APPEARS HERE]


June 27, 1996

To the Purchasers
of Series A Preferred Stock
of Centennial Communications Corp.
listed on Schedule A hereto

Ladies and Gentlemen:

We have acted as counsel for Centennial Communications Corp., a Delaware corporation (the "Company"), in connection with the issuance and sale of 263 shares of the Company's Series A Preferred Stock (the "Shares") to you under the Series A Preferred Stock Purchase Agreement dated as of June 27, 1996 (the "Agreement"). We are rendering this opinion pursuant to Section 2.I of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters (but not legal conclusions) contained in and made pursuant to the Agreement, the Registration Agreement and the Stockholders Agreement by and among the various parties, and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement, the Registration Agreement and the Stockholders Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement;

To the Purchasers of Series A Preferred
June 27, 1996
Page Two


that the Agreement, the Registration Agreement and the Stockholders
Agreement are obligations binding upon you; and that there are no extrinsic agreements or understandings among the parties to the Agreement, the Registration Agreement and the Stockholders Agreement that would modify or interpret the terms of the Agreement, the Registration Agreement or the Stockholders Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of Colorado, the General Corporation Law of the State of Delaware and the securities laws of the State of California and the State of Texas. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. With respect to securities laws of the State of California and the State of Texas, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in unofficial compilations. Neither a special ruling of such authority nor an opinion of counsel in such jurisdiction has been obtained. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 5 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 6 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(i) inquiries of officers of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound, and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

To the Purchasers of Series A Preferred
June 27, 1996
Page Three


2. The Company has the requisite corporate power to own its property and assets and to conduct its business, is qualified to do business in the State of Colorado, and to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

3. The Agreement, the Registration Agreement and the Stockholders Agreement have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity under
Section 6 of the Registration Agreement may be limited by applicable laws and public policy and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Restated Certificate of Incorporation (the "Restated Certificate") has been duly and validly authorized, executed and filed with the Delaware Secretary of State and does not violate or conflict with the provisions of the General Corporation Law of the State of Delaware.

5. The Company's authorized capital stock consists of (a) one thousand one hundred and fifty (1,150) shares of Common Stock, of which three hundred fifty
(350) shares are issued and outstanding and (b) one thousand (1,000) shares of Preferred Stock, all of which shares have been designated Series A Preferred Stock, none of which were issued and outstanding prior to the Closing. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series A Preferred Stock are as stated in the Restated Certificate. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance, and upon conversion of the Shares in accordance with the Restated Certificate, will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, except as disclosed in the Agreement or the Disclosure Schedules thereto, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than (i) the conversion privileges of the

To the Purchasers of Series A Preferred
June 27, 1996
Page Four


Series A Preferred Stock and (ii) rights created in connection with the transactions contemplated by the Agreement, the Registration Agreement and the Stockholders Agreement.

6. The execution and delivery of the Agreement, the Registration Agreement and the Stockholders Agreement by the Company and the offer and sale of the Shares pursuant thereto do not violate any provision of the Company's Restated Certificate or Bylaws, and do not constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the default, violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

7. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreement, the Registration Agreement and the Stockholders Agreement or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

8. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained, except for the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968.

9. Based in part upon the representations of the Purchasers contained in the Agreement, the offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933 and the qualification or registration requirements (as the case may be) of the Colorado Securities Act, the Texas Securities Act of 1957 and the California Corporate Securities Law of 1968, each as amended to date.

To the Purchasers of Series A Preferred
June 27, 1996
Page Five


This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD CASTRO

HUDDLESON & TATUM


By _________________________
     James C.T. Linfield

                          LIST OF DISCLOSURE SCHEDULES


Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Adverse Change Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Proprietary Rights Schedule
Litigation Schedule
Brokerage Schedule
Consents Schedule
Insurance Schedule
Employees Schedule
Compliance Schedule
Affiliated Transactions Schedule




                         List of Disclosure Schedules

                            CAPITALIZATION SCHEDULE
                             TO PURCHASE AGREEMENT


OPTION HOLDERS*                  NUMBER OF SHARES     EXERCISE PRICE PER SHARE   EXPIRATION DATE
--------------------------------------------------------------------------------------------------

JEFF RHODES                            10.00                   $10,000              01/11/06
ROBERT MCKENZIE                         2.00                   $10,000              01/11/06
MARK FETCENKO                           3.00                   $10,000              03/14/06
ANNE HAAS                               2.50                   $10,000              03/14/06
DONALD DAVIDGE                          2.50                   $10,000              05/09/06
MATT ZUSCHLAG                           2.00                   $10,000              05/09/06
RAFAEL LUCES S.                         1.50                   $10,000              05/09/06
HUMAN RESOURCE SOLUTION                  .25                   $25,000              06/06/06
                                 ------------------
     TOTAL
                                       23.75
                                 ==================



* ALL HOLDERS ARE SUBJECT TO STOCK OPTION AGREEMENTS.

                              SUBSIDIARY SCHEDULE
                             TO PURCHASE AGREEMENT


SUBSIDIARY                      JURISDICTION                     STOCKHOLDERS
------------------------------------------------------------------------------------------------

MOBILE LINE PERU, S.A.          PERU                             CENTENNIAL COMMUNICATIONS
                                                                 CORP. - 51%

                                                                 JESUS ESCUDERO PRESA - 49%

                             RESTRICTIONS SCHEDULE
                             TO PURCHASE AGREEMENT



NONE.

                         FINANCIAL STATEMENTS SCHEDULE
                             TO PURCHASE AGREEMENT


1. Unaudited balance sheet of Centennial Communications Corp. (the "Company") for the period ended December 31, 1995

2.  Unaudited balance sheet of the Company for the period ended May 31, 1996

3. Tax Return of Mobil Line Peru, S.A. ("Mobil Line") for the period ended December 31, 1995

4   Unaudited balance sheet of Mobil Line for the period ended May 31, 1996

5. Unaudited consolidated balance sheet of the Company and Mobil Line for the period ended May 31, 1996

                              LIABILITIES SCHEDULE
                             TO PURCHASE AGREEMENT



1. The Company has agreed to pay the balance of the down payment of approximately $275,000 due to E.F. Johnson by June 28, 1996, pursuant to a capital leasing agreement. $450,000 of the $725,000 down payment has already been paid by the Company.

2. The Company entered into a letter of intent with Jesus Escudero Presa to pay $600,000 for all of his shares of Common Stock of Mobil Line Peru S.A. which amound would be due upon closing of that certain purchase agreement. (This transaction is still being negotiated.)

3. The Company is obligated to pay one-half (1/2) of its down payment of approximately $250,000 to the FCC (customarily 5% of the aggregate net high winning bid amount) for the 900 MHz SMR MTA licenses which amount could be due by the first week of August, 1996.

4. Pursuant to a Purchase Order dated March 14, 1996, the Company has agreed to pay approximately $2,490,000 to Maxon America Inc. for the purchase of equipment from August 1996 through December 1996.

                            ADVERSE CHANGE SCHEDULE
                             TO PURCHASE AGREEMENT




NONE.

                              DEVELOPMENT SCHEDULE
                             TO PURCHASE AGREEMENT



1. The Company paid $450,000 as a partial down payment to E.F. Johnson to lease and acquire infrastructure equipment pursuant to a certain capital leasing agreement for a total purchase price of $2,400,000, in which E.F. Johnson will hold a security interest in these assets as to the unpaid purchase price.

                                ASSETS SCHEDULE
                             TO PURCHASE AGREEMENT



NONE.

                                 TAXES SCHEDULE
                             TO PURCHASE AGREEMENT



1. The Company has filed an extension for its 1995 Federal tax return and has until September 15, 1996 in which to file said return. However, the Company does not anticipate any tax liability.

                              CONTRACT SCHEDULE TO
                               PURCHASE AGREEMENT



EMPLOYEE BENEFITS:

1. 1996 Stock Option Plan, attached as Attachment F to the Employee Schedule to this Purchase Agreement.

2. Employers Health Insurance Indemnity, PPO, EPO Basic and Standard Health Benefit Plan for Colorado.

EMPLOYEE COMPENSATION:

1.  Jeff E. Rhodes, President

2.  Anne E. Haas, Vice President of Finance

3.  Donald Davidge, Director of Sales and Marketing

LEASES:

1. Lease, dated May 2, 1996, by and between Sixteen Hundred Wynkoop, Ltd. and the Company, for lease space located at 1600 Wynkoop Street, Denver, Colorado.

2. Lease Agreement, dated May 4, 1996, by and between The Banco Continental and Mobile Line Peru, S.A. for lease space located at Av. Republica de Panama No. 3005, 19th Floor, San Isidro, Peru.

3. Lease arrangement with Hialeah in Lima, Peru, for rental space on Morro Solar for $900 per month. No document is available at this time which memorializes this arrangement.

PURCHASE AGREEMENTS OF COMPANY SECURITIES:

1. Stock Subscription Agreement, dated October 26, 1995, by and between the Company and Centennial Rural Wireless, Inc.

2. Stock Subscription Agreement, dated October 26, 1995, by and between the Company and Telecom Partners, L.P.

3. Purchase Agreement, dated December 8, 1995, by and between the Company and the Purchasers (Telecom, Centennial Holdings and Centennial Funds)

4. Registration Rights Agreement, dated December 8, 1995, by and among the Company and the Purchasers named therein

5. Stockholders Agreement, dated December 8, 1995, by and among the Company and the Stockholders named therein

6. First Amendment to Purchase Agreement, dated January 31, 1996, by and among the Company and Jeff Rhodes and Robert McKenzie, as Purchasers

7. Second Amendment to Purchase Agreement, dated February 1, 1996, by and among the Company and Bill Elsner, as Purchaser

8. Purchase Agreement, dated December 15, 1995, by and among Mobil Line Peru S.A., the Company and Jesus Escudero Presa

9. First Amendment to Purchase Agreement, dated February 28, 1996, by and among Mobil Line Peru S.A., the Company and Jesus Escudero Presa

10. Second Amendment to Purchase Agreement, dated February 28, 1996, by and among Mobil Line Peru S.A., the Company and Jesus Escudero Presa

11. Letter Agreement to Purchase Agreement, dated February 29, 1996, by and among Mobil Line Peru S.A., the Company and Jesus Escudero Presa

12. Shareholders Agreement, dated February 29, 1996, by and among the Company, Jesus Escudero Presa and Mobil Line Peru S.A.

MATERIAL AGREEMENTS (IN EXCESS OF $150,000):

1.  Agreement, dated May 2, 1996, by and between the Company and SBA, Inc.

2. Services Agreement, by and between the Company and E.F. Johnson, together with letters dated April 1, 1996 and June 14, 1996, and a confirmation of order

3. Purchase Order, dated March 14, 1996, between the Company and Maxon America Inc.

LETTERS OF INTENT (IN EXCESS OF $150,000):

1. Letter of Intent, dated June 21, 1996, as to the sale of stock of Mobil Line Peru, S.A. from Jesus Escudero to the Company

2. Letter of Intent, dated June 11, 1996, as to the sale of all of the outstanding capital stock of Sisterna Troncalizado S.A. from the stockholders to the Company

                          PROPRIETARY RIGHTS SCHEDULE
                             TO PURCHASE AGREEMENT



1. The Board of Directors of the Company has approved the process to begin the registration of the trademark "SMR Direct."

2. Mobile Line Peru, S.A. has approved the trademark name of "Mobile TRUNKING" for registration but the process of registration has not yet begun.

3.  The FCC is currently processing the Company's applications for forty-three
    (43) MHz spectrum MTA licenses for issuance to the Company.

                              LITIGATION SCHEDULE
                             TO PURCHASE AGREEMENT




NONE.

                               BROKERAGE SCHEDULE
                             TO PURCHASE AGREEMENT



NONE.

                               CONSENTS SCHEDULE
                             TO PURCHASE AGREEMENT



NONE.

                               INSURANCE SCHEDULE
                             TO PURCHASE AGREEMENT



INSURANCE COMPANY                               COVERAGE*
------------------------------------------------------------------------------------

ASSOCIATED INDEMNITY CORP.                      COMMERCIAL GENERAL LIABILITY
ASSOCIATED INDEMNITY CORP.                      SIMPLIFIED COMMERCIAL PROPERTY
ASSOCIATED INDEMNITY CORP.                      HIRED/BORROWED AUTO
NATIONAL SURETY CORPORATION                     WORKERS COMPENSATION
FIREMAN'S FUND INSURANCE COMPANY                COMMERCIAL UMBRELLA
GREAT NORTHERN INSURANCE COMPANY                FOREIGN LIABILITY (SIMPLE)
GREAT NORTHERN INSURANCE COMPANY                FOREIGN EMPLOYEES LIABILITY
GREAT NORTHERN INSURANCE COMPANY                FOREIGN PROPERTY (SIMPLE)
GREAT NORTHERN INSURANCE COMPANY                FOREIGN AUTO


* ALL COVERAGE EXPIRES ON MAY 1, 1997.

                              EMPLOYMENT SCHEDULE
                             TO PURCHASE AGREEMENT



     Attachment F to this Schedule contains a copy of the Company's 1996 Stock Option Plan and forms of Notice of Exercise and Early Exercise Stock Purchase Agreement.

                              COMPLIANCE SCHEDULE
                             TO PURCHASE AGREEMENT



NONE.

                        AFFILIATED TRANSACTION SCHEDULE
                             TO PURCHASE AGREEMENT




NONE.